United States

Securities and Exchange Commission

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 3, 2010

Arena Resources, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-46164	73-1596109
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 South Lewis Street, Tulsa, Oklahoma 74136

(Address of principal executive offices)

Registrant’s telephone number, including area code (918) 747-6060

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.

On April 3, 2010, Arena Resources, Inc. (the “Company”), SandRidge Energy, Inc. (“SandRidge”) and Steel Subsidiary Corporation, a wholly-owned subsidiary of SandRidge (“Merger Sub”) entered into an Agreement and Plan of Merger (“Merger Agreement”) pursuant to which the Company and Merger Sub will merge and shareholders of the Company will receive 4.7771 shares of SandRidge common stock and $2.50 in cash for each share of Company common stock held.

The transaction is contingent upon the approval by the stockholders of both companies, the effectiveness of the registration statement relating to the shares of SandRidge common stock to be issued in the transaction, as well as other customary regulatory approvals and certain other conditions.

The Merger Agreement contains certain termination rights for each of the Company and SandRidge. If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement, the Company or SandRidge, as the case may be, will be required to pay the other party a termination fee and reimburse expenses in the amounts specified in the Merger Agreement.

Each of the Company and SandRidge has made customary representations and warranties and covenants in the Merger Agreement. The assertions embodied in the representations and warranties were made solely for purposes of the contract between the Company and SandRidge and are not intended to provide factual, business, or financial information about the Company or SandRidge. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for purposes of allocating risk between the Company and SandRidge rather than establishing matters as facts.

The Merger Agreement is filed as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to such document.

Item 8.01. Other Events.

On April 4, 2010, the Company and SandRidge issued a joint press release announcing that they have entered into the Merger Agreement.

A copy of the joint press release of the Company and SandRidge announcing the execution of the Merger Agreement is included herein as Exhibit 99.1 and is incorporated herein by reference.

Important Additional Information Will be Filed with the SEC

This communication is being made in respect of the proposed business combination involving the Company and SandRidge. In connection with the proposed transaction, SandRidge plans to file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus and the Company will file the Joint Proxy Statement in connection with its special meeting of stockholders. Each of the Company and SandRidge may file with the SEC other documents regarding the proposed transaction. The definitive Joint Proxy Statement/Prospectus will be mailed to stockholders of the Company and SandRidge. Investors and security holders of the Company and SandRidge are urged to read the Joint Proxy Statement/Prospectus and other documents filed with the SEC carefully in their entirety when they become available because they will contain important information about the proposed transaction. Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by the Company and SandRidge through the web site maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC can also be obtained by directing a request to Arena Resources, Inc., 6555 South Lewis Avenue, Tulsa, Oklahoma 74136, Attention: Investor Relations, or by directing a request to SandRidge Energy, Inc., 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102, Attention: Investor Relations.

The Company, SandRidge and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the SEC on March 1, 2010, and its proxy statement for its 2009 annual meeting of stockholders, which was filed with the SEC on October 29, 2009, and information regarding SandRidge’s directors and executive officers is available in SandRidge’s Annual Report on Form 10-K for the year ended December 31, 2009, which was also filed with the SEC on March 1, 2010, and its proxy statement for its 2009 annual meeting of stockholders, which was filed with the SEC on April 22, 2009. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Joint Proxy Statement/Prospectus and other relevant materials to be filed with the SEC when they become available.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 2.1. Agreement and Plan of Merger, dated as of April 3, 2010, among Arena Resources, Inc., SandRidge Energy, Inc. and Steel Subsidiary Corporation.

Exhibit 99.1. Press release issued jointly by Arena Resources, Inc. and SandRidge Energy, Inc. dated April 4, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARENA RESOURCES, INC.

Date: April 5, 2010	By:	/s/ William R. Broaddrick
William R. Broaddrick
Vice President of Finance

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